As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-66021

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zamba Solutions LLC

(Formerly Known As Zamba Corporation)
(Exact name of registrant as specified in its charter)

Delaware	36-3584201
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Common Stock Issued Upon Exercise of
Options Assumed by Zamba Corporation
Originally Granted Under the
1997 Stock Option Plan for
Key Employees, Consultants and Directors
of QuickSilver Group, Inc.
(Full title of the plan)

Philip J. Downey, Esq.
Secretary
Zamba Solutions LLC
205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Richard E. Robbins, Esq.
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-66021 is being filed by Zamba Solutions LLC (formerly known as Zamba Corporation) to remove from registration under the Securities Act of 1933, as amended, the securities which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securites Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 16th day of May, 2005.

ZAMBA SOLUTIONS LLC
(formerly known as Zamba Corporation)

By:	/s/ Philip J. Downey

Name: Philip J. Downey
Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael R. Gorsage	President (Principal Executive Officer)	May 16, 2005

Michael R. Gorsage

/s/ Sandor Grosz	Treasurer (Principal Financial and	May 16, 2005
Principal Accounting Officer)
Sandor Grosz

Technology Solutions Company	Sole Member of Zamba Solutions LLC, a member-managed limited liability company	May 16, 2005

By:	/s/ Philip J. Downey

Name: Philip J. Downey
Title: Vice President — General
Counsel & Corporate Secretary